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[NEW WEST EYEWORKS, INC.                                         EXHIBIT 10.23
LETTERHEAD]


                                December 19, 1996

Barry Feld
New West Eyeworks, Inc.
2104 West Southern Avenue
Tempe, Arizona  85282

         Re:      REGISTRATION OF COMMON STOCK OF NEW WEST EYEWORKS, INC.

Dear Mr. Feld:

         New West Eyeworks, Inc., a Delaware corporation (the "Company"), hereby gives notice that it intends to file a Registration Statement on Form S-2 (the "Registration Statement") with the Securities and Exchange Commission in connection with a proposed underwritten public offering (the "Offering") of shares of its Common Stock, $0.01 par value ("Common Stock"). Because of the federal securities law, the Company requests that you keep the Offering and the other matters discussed herein in the strictest confidence.

         The Company intends to offer 1.0 million shares of Common Stock at a price to the public that is expected to be approximately $7.25 per share. The net proceeds of the Offering will be used to reduce debt, to fund the growth of the Company and for general corporate purposes.

WARRANT

         Pursuant to the terms of Section 1E of the Warrant to Purchase Common Stock of the Company issued on June 10, 1996 (the "Warrant"), the Company is required to reserve and keep available out of its authorized but unissued shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Warrant (the "Reservation Requirement"). Because the Company's authorized capital stock is insufficient to meet all of the Company's reservation requirements and to complete the Offering, the Company hereby requests that you waive the Reservation Requirement with respect to the Warrant. Upon execution hereof, the shares subject to the Reservation Requirement shall no longer be reserved. In consideration for the foregoing waiver, the Company shall use its best efforts to seek stockholder approval of a charter amendment (the "Charter Amendment") that will increase the Company's authorized capital stock at its annual meeting of stockholders, to be held in 1997. The undersigned agrees that upon effectiveness of the Charter Amendment, the Reservation Requirement waived hereby shall be reinstated in full force and the shares of Common Stock subject thereto shall again be reserved. In consideration of the foregoing, it is understood that you hereby commit to vote all of your shares of Company Common Stock in favor of the Charter Amendment.

         The Company further requests that the Warrant be amended to delete
Section 2A in its entirety.


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Mr. Barry J. Feld
December 19, 1996
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         Please acknowledge your waiver of the Reservation Requirement, your commitment to vote your shares of Common Stock in favor of the Charter Amendment, and your agreement to the amendment of the Warrant by signing and dating the enclosed copy of this letter and returning it to me by no later than December 23, 1996.

                                            Very truly yours,

                                            NEW WEST EYEWORKS, INC.

                                            By: /s/ Ronald E. Weinberg
                                                -------------------------------
                                                    Ronald E. Weinberg
                                                    Chairman of the Board

I hereby agree to the foregoing.

                                            BARRY J. FELD

                                             /s/ Barry J. Feld
                                             -------------------------------